Exhibit 99.1

FOR IMMEDIATE RELEASE
Blue Foundry Bancorp Reports Fourth Quarter and Year-End 2023 Results
RUTHERFORD, NJ --January 24, 2024-- Blue Foundry Bancorp (NASDAQ:BLFY) (the “Company”), the holding company for Blue Foundry Bank (the “Bank”), today reported a net loss of $7.4 million, or $0.31 per diluted common share, for the year ended December 31, 2023 compared to net income of $2.4 million, or $0.09 per diluted common share for the year ended December 31, 2022.
The Company reported a net loss of $2.9 million, or $0.13 per diluted common share, for the three months ended December 31, 2023 compared to a net loss of $1.4 million, or $0.06 per diluted common share for the three months ended September 30, 2023, and net income of $562 thousand, or $0.02 per diluted common share for the three months ended December 31, 2022.
James D. Nesci, President and Chief Executive Officer, commented, “2023 proved to be a challenging year for banks as the financial services industry navigated unprecedented rate hikes, large bank failures and a slowing economy. While these factors have adversely affected revenues, our capital levels and credit quality remain strong, and we have been able to manage expenses and bring efficiencies to the institution that should benefit us in years to come.”
He continued, “As we move into 2024, we are focused on executing our strategic priorities which will lead to prudent balance sheet growth, funded through organic deposit acquisition.”
Highlights for the fourth quarter of 2023:
•Non-interest expense, excluding the provision for commitments and letters of credit, decreased $529 thousand, or 4.05%, compared to the same quarter of 2022.
•Tangible book value per share increased $0.25 to $14.49 from the linked quarter.
•Net interest margin decreased ten basis points from the linked quarter and 78 basis points from the fourth quarter of 2022 to 1.84% for the fourth quarter of 2023.
•During the quarter, 657,162 shares were repurchased at a weighted average cost of $8.72.
•Credit metrics remained favorable with nonperforming loans to total loans of 38 basis points.
Lending Franchise
The Company continues to diversify its lending franchise by focusing on growing the higher-yielding commercial portfolio. Although gross loans increased $15.6 million in 2023, we were able to increase our portfolio of construction loans, non-residential real estate loans and commercial and industrial loans by $42.6 million, $15.7 million and $7.9 million, respectively, while reducing our one-to-four family residential and multifamily portfolios by $46.3 million and $8.1 million, respectively.

The details of the loan portfolio are below:

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(Unaudited)				(Audited)
	(In thousands)
Residential one-to-four family	$550,929	$567,384	$580,396	$592,809	$597,254
Multifamily	682,564	689,966	696,956	695,207	690,690
Non-residential real estate	231,720	236,325	237,247	239,844	216,061
Construction and land	60,414	45,064	36,032	28,141	17,799
Junior liens	22,503	22,297	21,338	19,644	18,631
Commercial and industrial	12,553	9,904	9,743	10,357	4,653
Consumer and other	47	50	33	58	39
Total loans	1,560,730	1,570,990	1,581,745	1,586,060	1,545,127
Allowance for credit losses on loans	14,154	13,872	14,413	14,153	13,400
Loans receivable, net	$1,546,576	$1,557,118	$1,567,332	$1,571,907	$1,531,727
Retail Franchise
As of December 31, 2023, total deposits were $1.24 billion, a decrease of $44.0 million or 3.41% from December 31, 2022. While we continue to see a shift into time deposits, the Company remains focused on attracting the full banking relationship of small- to medium-sized businesses through an extensive suite of deposit products.
The details of deposits are below:

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
	(Unaudited)				(Audited)
	(In thousands)
Non-interest bearing deposits	$27,739	$23,787	$26,067	$32,518	$37,907
NOW and demand accounts	361,139	378,268	404,407	427,281	410,937
Savings	259,402	278,665	315,713	361,871	423,758
Core deposits	648,280	680,720	746,187	821,670	872,602
Time deposits	596,624	572,384	521,074	422,911	416,260
Total deposits	$1,244,904	$1,253,104	$1,267,261	$1,244,581	$1,288,862
Financial Performance Overview:
Fourth quarter of 2023 compared to the fourth quarter of 2022
Net interest income compared to the fourth quarter of 2022:
•Net interest income was $9.2 million, a decrease of $3.7 million.
•Net interest margin decreased 78 basis point to 1.84%.
•Yield on average interest-earning assets increased 51 basis points to 4.06%.
•Cost of average interest-bearing deposits increased 170 basis points to 2.52%, reflecting the competitive rate environment in our primary market.
•Average loans increased by $52.9 million and average interest-bearing deposits increased by $14.7 million.
Non-interest income compared to the fourth quarter of 2022:
•Non-interest income increased $128 thousand, or 28.83%, largely driven by a gain on sale of loans of $72 thousand in the fourth quarter of 2023.

Non-interest expense compared to the fourth quarter of 2022:
•Non-interest expense was $12.5 million, a decrease of $529 thousand, excluding the provision for commitments and letters of credit, driven by lower compensation and benefit costs and professional services expense of $733 thousand and $207 thousand, respectively, partially offset by increases in occupancy and equipment expense of $231 thousand and data processing expense of $186 thousand.
•Since the adoption of the current expected credit loss (CECL) methodology on January 1, 2023, the provision for commitments and letters of credit is recorded in the provision for credit losses. This expense was previously recorded in non-interest expense. During the fourth quarter of 2022, the Company recorded a $203 thousand release of provision for credit losses on commitments and letters of credit.
Income tax expense compared to the fourth quarter of 2022:
•The Company did not record a tax benefit for the loss incurred during the fourth quarter of 2023 due to the full valuation allowance required on its deferred tax assets. The fourth quarter of 2022 effective tax rate of 22.59% was a result of the taxable income produced during that quarter, partially offset by the ability to utilize a portion of the net operating losses that were fully reserved.
•The Company’s current tax position reflects the previously established full valuation allowance on its deferred tax assets. At December 31, 2023, the valuation allowance on deferred tax assets was $24.0 million.
Year ended December 31, 2023 compared to the year ended December 31, 2022
Net interest income compared to the year ended December 31, 2022:
•Net interest income was $41.9 million, a decrease of $9.9 million.
•Net interest margin decreased by 64 basis points to 2.09%.
•Yield on average interest-earning assets increased 66 basis points to 3.94%.
•Cost of average interest-bearing deposits increased 150 basis points to 1.97%, due to an increase in higher-cost time deposits and the competitive rate environment in our primary market.
•Average loans increased by $162.1 million and average interest-bearing deposits decreased by $1.9 million.
Non-interest income compared to the year ended December 31, 2022:
•Non-interest income decreased $859 thousand, or 32.24%, largely due to the discontinuation of overdraft charges in 2022, partially offset by a gain on sale of loans of $231 thousand in 2023.
Non-interest expense compared to the year ended December 31, 2022:
•Non-interest expense was $51.6 million, a decrease of $1.5 million excluding the provision for commitments and letters of credit, driven by a decrease in professional services, compensation and benefits and advertising expenses of $1.1 million, $808 thousand and $707 thousand, respectively, offset in part by increases in occupancy and equipment, FDIC premiums and data processing expense of $725 thousand, $418 thousand and $365 thousand, respectively.
•As noted in the quarter comparison, the provision for commitments and letters of credit is recorded in the provision for credit losses in 2023. In 2022, the Company recorded a release of the provision for commitments and letters of credit of $311 thousand.
Income tax expense compared to the year ended December 31, 2022:
•The Company did not record a tax benefit for the loss incurred during 2023 due to the full valuation allowance required on its deferred tax assets. The effective tax rate for 2022 of 12.36% was a result of the taxable income produced during the prior year period, partially offset by the ability to utilize a portion of the net operating losses that were fully reserved.
•The Company’s current tax position reflects the previously established full valuation allowance on its deferred tax assets. At December 31, 2023, the valuation allowance on deferred tax assets was $24.0 million.

Balance Sheet Summary:
December 31, 2023 compared to December 31, 2022
Securities available-for-sale:
•Securities available-for-sale decreased $30.5 million to $283.8 million due to sales, maturities and calls during the year partially offset by purchases and a $5.5 million improvement in the unrealized loss position on the portfolio.
•In the fourth quarter of 2023, the Company sold $9.3 million of securities available for sale for a net gain of $20 thousand and purchased $15.5 million in higher yielding securities.
Gross loans:
•Gross loans held for investment increased $15.6 million to $1.56 billion.
•Construction loans increased $42.6 million, non-residential real estate loans increased $15.7 million and commercial and industrial loans increased $7.9 million, while residential and multifamily loans decreased $46.3 million and $8.1 million, respectively.
•Originations totaled $119.6 million, including originations of $35.6 million in construction loans, $27.4 million in non-residential real estate loans and $17.3 million in multifamily loans. In addition, the Company originated $7.8 million of residential mortgage loans and purchased $6.8 million of conforming residential mortgages in New Jersey during the year.
Deposits and borrowings:
•Deposits totaled $1.24 billion, a decrease of $44.0 million since December 31, 2022. Core deposits represented 52.1% of total deposits compared to 67.7% at December 31, 2022.
•FHLB borrowings increased by $87.0 million to $397.5 million to support loan growth and offset the decrease in deposits.
Capital:
•Shareholders’ equity decreased by $38.1 million to $355.6 million. The decrease was primarily driven by the repurchase of shares at a cost of $36.3 million.
•The net loss of $7.4 million was partially offset by $3.8 million in share-based plan activity and a $1.8 million favorable change in accumulated other comprehensive loss.
•Tangible equity to tangible assets was 17.37% and 19.24% at December 31, 2023 and 2022, respectively.
•Tangible common equity per share outstanding was $14.49 at December 31, 2023 and $14.28 at December 31, 2022.
•The Bank’s capital ratios remain above the FDIC’s “well capitalized” standards.
Asset quality:
•Non-performing loans totaled $5.9 million, or 0.38% of total loans at December 31, 2023 compared to $7.8 million, or 0.50% of total loans at December 31, 2022.
•The allowance for credit losses on loans represented 0.91% of total loans at December 31, 2023 compared to 0.87% at December 31, 2022. The allowance for credit losses on loans was 239.98% of non-performing loans compared to 172.52% at December 31, 2022.
•The Company recorded a net provision for credit losses of $156 thousand for the quarter ended December 31, 2023 and a release of net provision for credit losses of $441 thousand for the year ended December 31, 2023.
•Net charge-offs were $16 thousand and $60 thousand for the quarter and year ended December 31, 2023, respectively.
Off-Balance Sheet:
•To help manage our interest rate position, the Company had $259.0 million in interest rate hedges at December 31, 2023, with a weighted average duration of 3.2 years and a weighted average rate of 2.58%, increasing by $150.0 million from $109.0 million at December 31, 2022

About Blue Foundry
Blue Foundry Bancorp is the holding company for Blue Foundry Bank, a place where things are made, purpose is formed, and ideas are crafted. Headquartered in Rutherford NJ, with a presence in Bergen, Essex, Hudson, Middlesex, Morris, Passaic, Somerset and Union counties, Blue Foundry Bank is a full-service, innovative bank serving the doers, movers, and shakers in our communities. We offer individuals and businesses alike the tailored products and services they need to build their futures. With a rich history dating back more than 145 years, Blue Foundry Bank has a longstanding commitment to its customers and communities. To learn more about Blue Foundry Bank visit BlueFoundryBank.com or call (888) 931-BLUE. Member FDIC.
Conference Call Information
A conference call discussing Blue Foundry’s fourth quarter and year ended December 31, 2023 financial results will be held today, Wednesday, January 24, 2024 at 11:00 a.m. (EST). To listen to the live call, please dial 1-833-470-1428 (toll free) and use access code 416218. Participants are encouraged to preregister to listen via webcast at https://events/q4inc.com/attendee/888056143. The conference call will be recorded and will be available on the Company’s website for one month.
Contact:
James D. Nesci
President and Chief Executive Officer
jnesci@bluefoundrybank.com
201-972-8900

Forward Looking Statements
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements, which are based on certain current assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions.
Forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: inflation and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make; general economic conditions, either nationally or in our market areas, that are worse than expected; changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; our ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in our market area; our ability to implement and change our business strategies; competition among depository and other financial institutions; the effects of the recent turmoil in the banking industry (including the failures of two financial institutions); adverse changes in the securities or secondary mortgage markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees, capital requirements and insurance premiums; changes in monetary or fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of our loan or investment portfolios; technological changes that may be more difficult or expensive than expected; a failure or breach of our operational or security systems or infrastructure, including cyber-attacks; the inability of third party providers to perform as expected; our ability to manage market risk, credit risk and operational risk in the current economic environment; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related there to; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board; our ability to retain key employees; the current or anticipated impact of military conflict, terrorism or other geopolitical events; the impact of potential government shutdown; the ability of the U.S. Government to manage federal debt limits; and changes in the financial condition, results of operations or future prospects of issuers of securities that we own.
Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Statements of Financial Condition

	December 31, 2023	September 30, 2023	December 31, 2022
	(Unaudited)	(Unaudited)	(Audited)
	(In thousands)
ASSETS
Cash and cash equivalents	$46,025	$52,407	$41,182
Securities available for sale, at fair value	283,766	283,649	314,248
Securities held to maturity	33,254	33,298	33,705
Other investments	20,346	20,515	16,069
Loans held for sale	—	2,435	—
Loans, net	1,546,576	1,557,118	1,531,727
Real estate owned, net	593	593	—
Interest and dividends receivable	7,595	7,787	6,893
Premises and equipment, net	32,475	32,031	29,825
Right-of-use assets	25,172	25,885	25,906
Bank owned life insurance	22,034	21,919	21,576
Other assets	27,127	22,939	22,207
Total assets	$2,044,963	$2,060,576	$2,043,338

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$1,244,904	$1,253,104	$1,288,862
Advances from the Federal Home Loan Bank	397,500	402,500	310,500
Advances by borrowers for taxes and insurance	8,929	9,615	9,302
Lease liabilities	26,777	27,466	27,324
Other liabilities	11,213	8,742	13,632
Total liabilities	1,689,323	1,701,427	1,649,620
Shareholders’ equity	355,640	359,149	393,718
Total liabilities and shareholders’ equity	$2,044,963	$2,060,576	$2,043,338

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Statements of Operations
(Dollars in thousands except per share data)

	Three months ended			Year Ended December 31,
	December 31, 2023	September 30, 2023	December 31, 2022	2023	2022
	(unaudited)			(Unaudited)	(Audited)
Interest income:
Loans	$16,907	$16,728	$14,487	$65,685	$52,279
Taxable investment income	3,327	3,339	2,971	12,990	9,678
Non-taxable investment income	101	106	111	430	456
Total interest income	20,335	20,173	17,569	79,105	62,413
Interest expense:
Deposits	7,755	7,034	2,482	24,116	5,738
Borrowed funds	3,384	3,263	2,160	13,070	4,832
Total interest expense	11,139	10,297	4,642	37,186	10,570
Net interest income	9,196	9,876	12,927	41,919	51,843
Net provision (release of provision) for credit losses	156	(717)	(224)	(441)	(1,001)
Net interest income after provision for credit losses	9,040	10,593	13,151	42,360	52,844
Non-interest income:
Fees and service charges	331	291	341	1,164	2,156
Gain on securities, net	20	—	—	20	14
Gain on sale of loans	72	—	—	231	—
Other income	149	78	103	390	494
Total non-interest income	572	369	444	1,805	2,664
Non-interest expense:
Compensation and benefits	6,887	6,640	7,620	28,439	29,247
Occupancy and equipment	2,140	2,104	1,909	8,350	7,625
Data processing	1,510	1,473	1,324	6,119	5,754
Advertising	120	85	68	354	1,061
Professional services	631	646	838	3,021	4,117
Release of provision for commitments and letters of credit	—	—	(203)	—	(311)
Federal deposit insurance premiums	200	263	105	799	381
Other expense	1,055	1,183	1,208	4,480	4,900
Total non-interest expenses	12,543	12,394	12,869	51,562	52,774
(Loss) income before income tax expense	(2,931)	(1,432)	726	(7,397)	2,734
Income tax expense	—	—	164	—	338
Net (loss) income	$(2,931)	$(1,432)	$562	$(7,397)	$2,396
Basic (loss) earnings per share	$(0.13)	$(0.06)	$0.02	$(0.31)	$0.09
Diluted (loss) earnings per share	$(0.13)	$(0.06)	$0.02	$(0.31)	$0.09
Weighted average shares outstanding-basic	22,845,252	23,278,490	25,713,534	23,925,724	26,165,841
Weighted average shares outstanding-diluted	22,845,252	23,278,490	26,013,015	23,925,724	26,270,864

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in thousands except for share data) (Unaudited)

	Three months ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Performance Ratios (%)
(Loss) return on average assets	(0.57)	(0.27)	(0.35)	(0.24)	0.11
(Loss) return on average equity	(3.25)	(1.55)	(1.95)	(1.25)	0.56
Interest rate spread (1)	1.33	1.48	1.75	2.05	2.35
Net interest margin (2)	1.84	1.94	2.17	2.42	2.62
Efficiency ratio (non-GAAP) (3)	128.41	120.98	114.90	109.92	97.76
Average interest-earning assets to average interest-bearing liabilities	122.93	123.05	130.77	126.39	128.30
Tangible equity to tangible assets (4)	17.37	17.07	17.59	18.33	19.24
Book value per share (5)	$14.51	$14.27	$14.38	$14.08	$14.30
Tangible book value per share (5)	$14.49	$14.24	$14.35	$14.06	$14.28

Asset Quality
Non-performing loans	$5,898	$6,139	$7,736	$7,481	$7,767
Real estate owned, net	593	593	—	—	—
Non-performing assets	$6,491	$6,732	$7,736	$7,481	$7,767
Allowance for credit losses on loans to total loans (%)	0.91	0.88	0.91	0.89	0.87
Allowance for credit losses on loans to non-performing loans (%)	239.98	225.97	186.31	189.18	172.52
Non-performing loans to total loans (%)	0.38	0.39	0.49	0.47	0.50
Non-performing assets to total assets (%)	0.32	0.33	0.37	0.36	0.38
Net charge-offs to average outstanding loans during the period (%)	—	0.01	—	—	(0.01)

(1)    Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(2)    Net interest margin represents net interest income divided by average interest-earning assets.
(3)     Efficiency ratio represents adjusted non-interest expense divided by the sum of net interest income plus non-interest income.
(4)     Tangible equity equals $355.1 million, which excludes intangible assets ($557 thousand of capitalized software). Tangible assets equal $2.04 billion and exclude intangible assets.
(5)     Per share metrics are computed using 24,509,950 total shares outstanding.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Analysis of Net Interest Income
(Unaudited)

	Three Months Ended
	December 31, 2023			September 30, 2023			December 31, 2022
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollars in thousands)
Assets:
Loans (1)	$1,564,800	$16,907	4.29%	$1,577,173	$16,728	4.21%	$1,511,941	$14,487	3.80%
Mortgage-backed securities	165,471	904	2.17%	170,326	840	1.96%	187,213	1,092	2.31%
Other investment securities	190,507	1,486	3.09%	194,953	1,507	3.07%	200,013	1,425	2.83%
FHLB stock	20,970	477	9.02%	21,047	456	8.60%	17,225	216	4.96%
Cash and cash equivalents	45,895	561	4.85%	51,884	642	4.91%	44,718	349	3.10%
Total interest-bearing assets	1,987,643	20,335	4.06%	2,015,383	20,173	3.97%	1,961,110	17,569	3.55%
Non-interest earning assets	54,918			58,042			52,258
Total assets	$2,042,561			$2,073,425			$2,013,368
Liabilities and shareholders' equity:
NOW, savings, and money market deposits	$634,257	1,989	1.24%	$684,228	2,123	1.23%	$848,199	1,636	0.77%
Time deposits	584,977	5,766	3.91%	558,252	4,911	3.49%	356,377	846	0.94%
Interest-bearing deposits	1,219,234	7,755	2.52%	1,242,480	7,034	2.25%	1,204,576	2,482	0.82%
FHLB advances	397,643	3,384	3.38%	395,359	3,263	3.27%	323,903	2,160	2.65%
Total interest-bearing liabilities	1,616,877	11,139	2.73%	1,637,839	10,297	2.49%	1,528,479	4,642	1.20%
Non-interest bearing deposits	26,629			25,540			42,144
Non-interest bearing other	41,780			44,628			47,746
Total liabilities	1,685,286			1,708,007			1,618,369
Total shareholders' equity	357,275			365,418			394,999
Total liabilities and shareholders' equity	$2,042,561			$2,073,425			$2,013,368
Net interest income		$9,196			$9,876			$12,927
Net interest rate spread (2)			1.33%			1.48%			2.35%
Net interest margin (3)			1.84%			1.94%			2.62%
(1)     Average loan balances are net of deferred loan fees and costs, and premiums and discounts, and include non-accrual loans.
(2)     Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)     Net interest margin represents net interest income divided by average interest-earning assets.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Analysis of Net Interest Income continued
(Unaudited)

	Year Ended December 31,
	2023			2022
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
	(Dollar in thousands)
Assets:
Loans (1)	$1,569,590	$65,685	4.18%	$1,407,502	$52,279	3.71%
Mortgage-backed securities	172,405	3,693	2.14%	190,540	3,934	2.06%
Other investment securities	195,754	6,010	3.07%	203,002	4,820	2.37%
FHLB stock	21,249	1,582	7.45%	12,629	587	4.65%
Cash and cash equivalents	46,245	2,135	4.62%	88,703	793	0.89%
Total interest-bearing assets	2,005,243	79,105	3.94%	1,902,376	62,413	3.28%
Non-interest earning assets	56,297			64,786
Total assets	$2,061,540			$1,967,162
Liabilities and shareholders' equity:
NOW, savings, and money market deposits	$722,149	8,339	1.15%	$812,473	2,959	0.36%
Time deposits	501,124	15,777	3.15%	412,734	2,779	0.67%
Interest-bearing deposits	1,223,273	24,116	1.97%	1,225,207	5,738	0.47%
FHLB advances	396,265	13,070	3.30%	235,589	4,832	2.05%
Total interest-bearing liabilities	1,619,538	37,186	2.30%	1,460,796	10,570	0.72%
Non-interest bearing deposits	25,227			44,029
Non-interest bearing other	43,868			47,707
Total liabilities	1,688,633			1,552,532
Total shareholders' equity	372,907			414,630
Total liabilities and shareholders' equity	$2,061,540			$1,967,162
Net interest income		$41,919			$51,843
Net interest rate spread (2)			1.64%			2.56%
Net interest margin (3)			2.09%			2.73%
(1)     Average loan balances are net of deferred loan fees and costs, and premiums and discounts, and include non-accrual loans.
(2)    Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)     Net interest margin represents net interest income divided by average interest-earning assets.

BLUE FOUNDRY BANCORP AND SUBSIDIARY
Adjusted Pre-Provision Net Revenue (Non-GAAP)
(Dollars in thousands except per share data) (Unaudited)

This press release contains certain supplemental financial information, described in the table below, which has been determined by methods other than U.S. Generally Accepted Accounting Principles ("GAAP") that management uses in its analysis of Blue Foundry's performance. Management believes these non-GAAP financial measures provide information useful to investors in understanding Blue Foundry's financial results. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Blue Foundry strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.
Net income, as presented in the Consolidated Statements of Operations, includes the provision for loan losses, provision for commitments and letters of credit, and income tax expense while pre-provision net revenue does not.

	Three months ended
	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Pre-provision net revenue (PPNR) and efficiency ratio, as adjusted:
Net interest income	$9,196	$9,876	$10,906	$11,941	$12,927
Other income	572	369	380	484	444
	9,768	10,245	11,286	12,425	13,371
Operating expenses, as reported	12,543	12,394	12,968	13,657	12,869
Less:
Loss on assets held for sale	—	—	—	—	(203)
Operating expenses, as adjusted	12,543	12,394	12,968	13,657	13,072
Pre-provision net (loss) revenue, as adjusted	$(2,775)	$(2,149)	$(1,682)	$(1,232)	$299
Efficiency ratio	128.4%	121.0%	114.9%	109.9%	97.8%

Core deposits:
Total deposits	$1,244,904	$1,253,104	$1,267,261	$1,244,581	$1,288,862
Less: time deposits	596,624	572,384	521,074	422,911	416,260
Core deposits	$648,280	$680,720	$746,187	$821,670	$872,602
Core deposits to total deposits	52.1%	54.3%	58.9%	66.0%	67.7%

Tangible equity:
Shareholders’ equity	$355,640	$359,149	$366,534	$385,693	$393,718
Less: intangible assets	557	644	730	781	798
Tangible equity	$355,083	$358,505	$365,804	$384,912	$392,920

Tangible book value per share:
Tangible equity	$355,083	$358,505	$365,804	$384,912	$392,920
Shares outstanding	24,509,950	25,174,412	25,493,422	27,385,482	27,523,219
Tangible book value per share	$14.49	$14.24	$14.35	$14.06	$14.28